                                                                   EXHIBIT 10.38

                      FIFTH AMENDMENT TO LOAN AGREEMENT

      THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this "Fifth Amendment"), dated as of October 1, 1998, is entered into by and between TRANSFER PRINT FOILS, INC., a New Jersey corporation (the "Borrower") and FIRST UNION NATIONAL BANK , formerly known as First Fidelity Bank, National Association (the "Bank").

                                   RECITALS:

      A. The Borrower and the Bank are parties to a certain Loan Agreement, dated March 17, 1993, as amended by First Amendment to Loan Agreement and Confirmation of Guaranties, dated as of March 10, 1995 (the "First Amendment"), Second Amendment to Loan Agreement and Confirmation of Guaranties, dated June 28, 1996 (the "Second Amendment"), Third Amendment and Supplement to Loan Agreement, dated as of November 1, 1996 (the "Third Amendment"); and by Fourth Amendment to Loan Agreement dated as of June 30, 1997 (the "Fourth Amendment"; the Loan Agreement, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, the "Loan Agreement").

      B. Subsequent to the effectiveness of the Fourth Amendment, the Bank and the Borrower have replaced, renewed, extended and otherwise modified the promissory note evidencing the Discretionary Line of Credit, with a Promissory Note dated December 31, 1997 made by the Borrower and payable to the Bank, in a maximum principal amount of up to $3,000,000 pursuant to which the Bank has made available to the Borrower a committed revolving credit facility (the "Line of Credit") under which "Advances" (as defined in said note) may be made in an aggregate principal amount of up to $3,000,000, in accordance with the terms and conditions thereof.

      C. The Line of Credit is due to expire on September 30, 1998 and, therefore, the Borrower has requested a renewal thereof to September 30, 1999.

      D. The Borrower has further requested that the Bank convert a certain $500,000 advance (the "Equipment Advance") under the Line of Credit, the proceeds of which were used to acquire certain holographic machinery and equipment as more specifically described on Schedule A hereto (the "Acquired Equipment") into a new term loan and restore the availability under the Line of Credit by a like amount.

      E. Furthermore, the Borrower has informed the Bank that a certain Event of Default under the Loan Agreement (as more fully described on Schedule I annexed hereto) has occurred as of the fiscal quarter ending March 31, 1998 and the Bank agreed to waive said default pursuant to a certain waiver letter dated June 18, 1998 (the "Waiver Letter").

      F. The Bank is willing to so convert the Equipment Advance and to further amend the Loan Agreement to reflect the parties understanding with respect to
(i) the substitution of the Discretionary Line of Credit with the Line of Credit and the renewal thereof to September 30, 1999 and (ii) matters addressed in the Waiver Letter, in each case subject to, and in accordance with, the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for value received by each party, the parties hereto agree as follows:

Section 1. DEFINITIONS

      1.1. Existing Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement. The definition of the following defined terms are amended as set forth herein and such amended definitions shall apply wherever such defined terms are used in the Loan Documents.

          (a) Loans. The definition of the term "Loans" set forth in the Loan Agreement is amended to add the words ", the Line of Credit and the Equipment Term Loan" at the end thereof.

          (b) Loan Documents. The definition of the term "Loan Documents" set forth in the Loan Agreement is amended to add the words "and any documents relating to the Line of Credit and/or the Equipment Term Loan" at the end thereof.

          (c) Notes. The definitions of the term "Notes" set forth in the Loan Agreement is hereby amended and restated to read as follows:

            ""Notes" means, collectively, the Term Note, the Acquisition Term Note, the Line Note and the Equipment Advance Note."

     1.2. Additional Definitions. For purposes of the Loan Agreement and the other Loan Agreements, the following terms shall have the meanings assigned to them in this Section 1.2:

      "Equipment Advance Note" means that certain Promissory Note (Equipment Advance), in substantially the form of Exhibit "A" annexed to this Fifth Amendment, to be executed by the Borrower and delivered to the Bank in accordance with Section 3.1 hereof, evidencing the Equipment Term Loan, as the same may be extended, renewed, replaced or otherwise modified from time to time.

      "Equipment Term Loan" means that certain term loan made available by the Bank to the Borrower pursuant to this Fifth Amendment and evidenced by the Equipment Advance Note.

      "Line of Credit" means that certain $3,000,000.00 line of credit made available by the Bank to the Borrower and evidenced by the Line Note.

      "Line Note" means that certain Promissory Note dated October 1, 1998 executed by the Borrower and delivered to the Bank in a stated principal amount of up to $3,000,000.00, evidencing the Line of Credit, as the same may be extended, renewed, replaced or otherwise modified from time to time, which note replaces and supercedes that certain Promissory Note dated December 31, 1997 executed by the Borrower and delivered to the Bank in the same stated principal amount.

      1.3 Deletion of Certain Definitions. As of the effectiveness of this Fifth Amendment, the term "Discretionary Line of Credit" shall be deleted from the Loan Agreement and the Loan Documents wherever it may appear and, for the avoidance of doubt, it is hereby acknowledged that the term "Line of Credit" as defined above shall be inserted in its place.

Section 2.     EXISTING OBLIGATIONS

     2.1. Acknowledgment of Events of Default, Amounts Outstanding.

          (a) The Borrower acknowledges that it has failed to comply with certain of the terms and conditions of the Loan Agreement, specifically the tangible net worth requirement set forth in Section 5.02(k) of the Loan Agreement (all as more particularly described on Schedule I annexed hereto, the "Specified Default") and that, as a result of the Borrower's failure to perform and satisfy its obligations under the Loan Agreement, an Event of Default existed thereunder. The Bank acknowledges that the Specified Default has been waived pursuant to, and in accordance with, the Waiver Letter. The Borrower represents and warrants to the Bank that no Events of Default other than the Specified Default have occurred and are continuing.

         (b) The Borrower further acknowledges and agrees that, as of the date hereof, the principal amount outstanding under (a) the Term Loan is $810,000 plus accrued and unpaid interest and late charges, if any, and (b) the Line of Credit is $500,000 (without giving effect to the conversion of the Equipment Advance) plus accrued and unpaid interest and late charges, if any. The Borrower acknowledges and agrees that such amounts outstanding under the Loans are the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms of the Loan Documents, and that, as of the date hereof, there are no claims, set-offs or defenses to the payment thereof.

     2.2. Waiver of Claims and Defenses; Release.

         (a) The Borrower agrees that, as of the date hereof, it has no claim, counterclaim, cause of action or defense of any kind by way of offset or otherwise to the payment and satisfaction in full of the Loans. The foregoing notwithstanding, to the extent that any such a claim or defense may or does exist, as of the date hereof, the Borrower waives and releases any and all such claims, counterclaims, causes of action and defenses.

         (b) The Borrower further waives and releases and affirmatively agrees not to allege or otherwise pursue, in any manner, any and all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs or other rights that it may have as of the date hereof to contest: (i) the Specified Default; (ii) any provisions of the Loan Agreement and other Loan Documents;
(iii) the rights of the Bank to all rents, issues, profits, products and proceeds of the collateral for the Loans; (iv) the liens for the benefit of the Bank in any property (whether real or personal, tangible or intangible), right or other interest, now or hereafter arising in connection with the collateral for the Loans; and (v) any and all acts or omissions of the Bank in administering the amounts outstanding under the Loan Agreement or otherwise; and the Borrower fully and forever releases and discharges the Bank from any and all claims or liability of any kind or nature with respect to the foregoing.

     2.3 Reaffirmation of Security Interest and Liens. The Borrower acknowledges and agrees that the security interests and other liens granted to the Bank in the collateral described in the Amended and Restated Security Agreement dated June 30, 1997 (the "Security Agreement") given by the Borrower in favor of the Bank are and remain valid and first priority liens on the assets subject thereto. The Borrower further represents and warrants that (i) such collateral includes, but is not limited to, the Acquired Equipment and (ii) there are no claims, set-offs or defenses to the Bank's exercise of any rights or remedies available to it as a creditor in realizing upon such collateral under the terms and conditions of the Loan Documents. The Borrower further acknowledges that the obligations secured by and under the Security Agreement include, but are not limited to, all such obligations of the Borrower related to the Line of Credit and the Equipment Term Loan, as contemplated in this Fifth Amendment.

Section 3.     LOANS

         3.1 Renewal of Line of Credit. Upon satisfaction of the conditions precedent set forth in Section 4 of this Fifth Amendment, the Line of Credit made available to the Borrower pursuant to that certain Promissory Note dated December 31, 1997 shall be extended and renewed for a one year period ending September 30, 1999. The Line of Credit, as so extended and renewed, shall be evidenced, and otherwise subject to the terms and conditions of the Line Note executed and delivered in connection with this Fifth Amendment. In consideration of the renewal and extension of the Line of Credit, the Borrower shall pay to the Bank a non-refundable renewal fee of $5,000.00, which shall be due and payable upon execution and delivery of this Fifth Amendment.

         3.2 Conversion of Equipment Advance. Upon satisfaction of the conditions precedent set forth in Section 4 of this Fifth Amendment, the Equipment Advance made available by the Bank to the Borrower under the Line of Credit shall be converted into the Equipment Term Loan in an original principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00). The Equipment Term Loan shall be evidenced by the Equipment Advance Note. The principal balance of the Equipment Term Loan shall be repayable in equal consecutive quarterly installments of $31,250, commencing January 1, 1999 and continuing on the same calendar day of each subsequent January, April, July and October thereafter, until October 1, 2002, when the remaining unpaid principal balance, together with all accrued and unpaid interest thereon, shall be due and payable. Accrued interest shall be payable in arrears in accordance with the terms and provisions of the Equipment Advance Note. Effective upon the conversion of the Equipment Advance to the Equipment Term Loan, the Equipment Advance as it existed under the Line of Credit, shall be deemed repaid and, accordingly, the availability for advances under the Line of Credit shall be increased by the amount of said deemed repayment, but in no event in excess of $3,000,000.00.

         3.3 Security. The payment in full of the Loans (including, without limitation, the all advances under the Line of Credit and Equipment Term Loan) and the performance of the Borrower's obligations under the Loan Documents shall continue to be secured by a security interest and first priority lien in all Accounts, Inventory and Equipment (as such terms are defined in the Uniform Commercial Code currently in effect in the State of New Jersey), and all books and records relating thereto, and all proceeds thereof, of each of the Borrower and the Guarantors, as more fully set forth in the Security Agreements.

Section 4.     CONDITIONS PRECEDENT

         4.1. Conditions to this Fifth Amendment. This Fifth Amendment shall become effective as of the date first written above, if the Bank shall have received (or waived receipt of, in writing) the following, all in form and substance satisfactory to the Bank and its counsel on or before said date:

         (a) The Equipment Advance Note, in substantially the form of Exhibit "A" annexed hereto, duly executed and delivered by the Borrower to the Bank;

         (b) The Line Note in substantially the form of Exhibit "B" annexed hereto, duly executed and delivered by the Borrower to the Bank.

         (c) The Guarantors Agreement, in substantially the form of Exhibit "C" annexed hereto, duly executed and delivered by the Guarantors to the Bank;

         (d) An execution certification in the form of Exhibit "D" annexed hereto, duly executed and delivered by the Borrower and the Bank;

         (e) Resolutions of the boards of directors of the Borrower and the Guarantors, certified by the Secretary of each of them as of the date hereof to be duly adopted and in full force and effect on such date, authorizing the consummation of each of the transactions contemplated by this Fifth Amendment;

         (f) Certificates of the appropriate governmental authorities, dated the most recent practicable date prior to the hereof, showing that Borrower and the Guarantors are in good standing in the State of New Jersey or Delaware, as the case may be, and in such other jurisdictions as the Bank shall reasonably request;

         (g) Opinions of counsel to the Borrower and HoloPak Technologies, Inc. ("HTI"), as a Guarantor, in substantially the form previously furnished to the Bank in connection with prior amendments hereto;

         (h) UCC financing statements and other filings or recordings deemed necessary by the Bank in order to perfect its security interests in the Collateral, including, without limitation, such financing statements and other filings and written assurances, as the Bank deems necessary or appropriate with respect to the Acquired Equipment;

         (i) Evidence that the policies provided for in Section 5.01(g) of the Loan Agreement are in full force and effect, with appropriate loss payee and additional insured clauses in favor of the Bank, certified by the insurer;

         (j) Payment of (i) the renewal fee referenced in Section 3.1 hereof,
(ii) a $2,500.00 modification fee in consideration of the conversion of the Equipment Advance into the Equipment Term Loan pursuant to Section 3.2 hereof and the further modification to the Loan Agreement pursuant to Section 5.2 hereof, and (iii) all reasonable fees and expenses incurred by the Bank in connection with this Fifth Amendment, including, but not limited to, fees and expenses of attorneys; and

         (k) Such additional information and documents as the Bank may request.

Section 5.     RATIFICATION AND AMENDMENT OF REPRESENTATIONS,

WARRANTIES AND COVENANTS

         5.1. Ratification. Borrower hereby ratifies, confirms and restates, as if set forth herein in their entirety, all representations, warranties, covenants, acknowledgments and agreements set forth in Sections 4 and 5 of the Loan Agreement, as amended prior the date hereof, at and as of the date hereof (other than representations, warranties and covenants which expressly speak only as of a different date), and affirmatively states that all of the same are true and accurate and shall be and remain in full force and effect, subject only to changes effected by this Fifth Amendment and/or changes previously disclosed to the Bank in writing. In addition, Borrower represents and warrants to the Bank that:

         (a) the Borrower has the power and authority to enter into this Fifth Amendment;

         (b) the audited consolidated financial statements of HTI as of March 31, 1998, which were furnished previously to the Bank, were prepared in accordance with GAAP consistently applied throughout the period involved, and present fairly the financial position of HTI as at the date thereof and the results of operations and cash flows of HTI for the period then ended;

         (c) no changes having a material adverse effect have occurred since the date of such financial statements referred to in Section 5.1(b) above;

         (d) the execution, delivery and performance of this Fifth Amendment and the instruments and agreements executed and delivered in connection herewith by the Borrower have been duly authorized by all requisite corporate action and this Fifth Amendment and the instruments and agreements executed and delivered in connection herewith constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms;

         (e) the Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or other governmental authority which would have a material adverse effect;

         (f) there have been no changes to the certificate of incorporation or by-laws of any of the Borrower or the Guarantors since the date of the Fourth Amendment; and

         (g) no Event of Default has occurred and is continuing or will result from the execution, delivery and performance of this Fifth Amendment and the instruments and agreements executed and delivered in connection herewith.

5.2. Amendment of Certain Provisions of Loan Agreement.

         (a) Section 5.02(k) of the Loan Agreement is deleted and the following is substituted therefor:

         "Tangible Net Worth. Permit Tangible Net Worth, as measured on a quarterly basis, to be less than $17,750,000.00 as of March 31, 1998 and at the end of each fiscal quarter thereafter."

         (b) Immediately following Section 5.01(j) of the Loan Agreement there shall be added a new Section 5.01(k) which shall read as follows:

          "Year 2000 Compatibility. Take all action necessary to assure that its computer based system has the ability to operate and effectively process data including dates on or after January 1, 2000. The Borrower shall make further inquiry as to its significant suppliers and customers regarding their respective efforts to assure such Year 2000 Compatibility . At the request of the Bank, the Borrower shall provide the Bank with such assurances as it may reasonably request to demonstrate the Borrower's compliance with the foregoing covenant."

          (c) Immediately following Section 7.13 of the Loan Agreement there shall be added a new Section 7.14, which shall read as follows:

          "UPON DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING, ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, IN CONNECTION WITH, OR RELATED TO, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF ANNEX I HERETO. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION AND PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY JURISDICTION THAT

          HAS JURISDICTION OVER THE BORROWER."

          (d) Annex I attached hereto shall be added to the Loan Agreement as Annex I thereto.

Section 6.     MISCELLANEOUS.

         6.1. Continued Effectiveness. Except as specifically amended by and/or inconsistent with this Fifth Amendment, all of the terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect and are hereby ratified, adopted and confirmed in all respects. All references to the Agreement in any Loan Document shall hereafter be deemed to refer to the Loan Agreement as amended prior to the date hereof and by this Fifth Amendment. This Fifth Amendment is a Loan Document.

         6.2. Payment of Expenses. Borrower shall pay the reasonable fees and expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by the Bank in connection with the preparation, negotiation, execution and delivery and enforcement of this Fifth Amendment and the documents executed and delivered in connection herewith and any and all renewals, modifications, amendments and waivers hereof and hereunder.

         6.3. Entire Agreement. This Fifth Amendment, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect to such subject matter.

         6.4. Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement, and any party may execute this Fifth Amendment by signing any such counterpart.

         6.5. Governing Law. This Fifth Amendment shall be interpreted, and the rights and liabilities of the parties hereto, whether arising in contract or tort and howsoever pertaining to the parties' relationship, shall be determined in accordance with the laws of the State of New Jersey.

         6.6. Headings. The section titles contained in this Fifth Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment the day and year first above-written.

                                     TRANSFER PRINT FOILS, INC.,

                                     a New Jersey corporation

                                     By:____________________________
                                          Arthur Karmel, Chief Financial Officer

                                     FIRST UNION NATIONAL BANK

                                     By:____________________________
                                         Robert Cerny, Vice President

                                   SCHEDULE I

                               Specified Default

     1. Failure to comply with the Tangible Net Worth covenant set forth in
Section 5.02(k) of the Loan Agreement for the fiscal year ending March 31, 1998

                                                                         ANNEX I

Provisions for Alternative Dispute Resolution

     1. Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, connected with or relating to the Loan Agreement or any other Loan Document ("Disputes") between or among parties to the Agreement shall be resolved by binding arbitration conducted by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions or claims arising from loan documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

     2. Special Rules. All arbitration hearings shall be conducted in the city in which the office of the Bank first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

     3. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may exercise before or after an arbitration proceeding is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisions or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment.

     Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolve by arbitration or judicially.

     4. WAIVER OF JURY TRIAL. BANK AND BORROWER ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

                                                                     Exhibit "A"


                               PROMISSORY NOTE
                             (Equipment Advance)


$500,000.00                                             October 1, 1998

TRANSFER PRINT FOILS, INC.
9 Cotter Lane
East Brunswick, New Jersey 08816
(Hereinafter referred to as the "Borrower")

FIRST UNION NATIONAL BANK
550 Broad Street
Newark, New Jersey 07102
(Hereinafter referred to as the "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a rate equal to LIBOR plus 2.50% (250 basis points) ("LIBOR-Based Rate"), as determined by Bank prior to commencement of each Interest Period. "LIBOR" is the rate for 3-month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by Bank from another recognized source of interbank quotation). The term "Interest Period" means, initially, the period commencing on the date hereof and ending January 15, 1999, and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending three month thereafter; subject, however, to the following provisions:
(i) if any Interest Period would otherwise end on a day which is not a New York business day, that Interest Period shall be extended to the next succeeding New York business day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding New York business day and (ii) any Interest Period that begins on the last New York business day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last New York business day of a calendar month.

Indemnification, Increased Costs, Unavailability of LIBOR. Borrower agrees to indemnify Bank for any loss or expenses in employing deposits as a consequence of (a) Borrower failure to make any payment when due under this Note or (b) any payment or prepayment or conversion of any advance under this Note on a date other than the last day of the interest period applicable thereto.

If, at any time a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency imposed, increases or modifies any reserve of similar requirement against assets, deposits or credit extended by Bank, or subjects Bank to any tax, duty or other charge (except tax on Bank's net income), and any of the foregoing increase the cost to Bank of maintaining its commitment or reduce the amount of any sum received or receivable by Bank under this Note, within fifteen (15) days after demand by Bank, Borrower agrees to pay the Bank such additional amounts as will compensate the Bank for such increased reductions.

The amount payable in respect of any such indemnification shall be determined by Bank based on the assumption that bank funded 100% of such advance in the London interbank market.

If, at any time (i) Bank shall determine that, by reason of circumstances affecting foreign exchange and interbank markets generally, LIBOR deposits in the applicable amounts and currency are not being offered to Bank or (ii) a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency shall make it unlawful or impossible for Bank to honor its obligations under this Note to loan at the LIBOR-Based Rate, then the applicable LIBOR-Based Rate shall, for the remainder of the term of the Note, immediately be converted to the Prime Rate. As used in the Note, "Prime Rate" means the rate of interest established by Bank as its reference rate in making loans, and is not tied to any external rate of interest or index. The rate of interest charged hereunder as the Prime Rate shall change automatically and immediately as of the date of any charge in the Prime Rate without notice to Borrower.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Prime Rate plus 3.00% (300 basis points) ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION. (Actual/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding that of the nominal rate.

REPAYMENT TERMS. The principal balance of this Note shall be due and payable in equal consecutive quarterly installments of $31,250.00, commencing on January 1, 1999 and continuing on the same calendar day of each January, April, July and October occurring thereafter until

October 1, 2002, when the remaining principal balance, together with all accrued and unpaid interest, shall be due and payable. Accrued interest on the outstanding principal balance hereof shall be payable in arrears on the last day of each Interest Period; provided, however that at any time that the Prime Rate is in effect hereunder, interest shall be payable on the first day of each calendar month occurring while such rate is in effect.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

LOAN DOCUMENTS AND OBLIGATIONS. The term "Loan Documents" used in this Note and other Loan Documents refers to all documents executed in connection with the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and includes, without limitation, the Loan Agreement (defined herein) and each of the Loan Documents referred to therein and may include, without limitation, a commitment letter that survives closing, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any renewals or modifications, whenever any of the foregoing are executed.

The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements as defined in 11 U.S.C. 101 between Borrower and Bank whenever executed.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein; "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower). Cessation; Bankruptcy. The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against the Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. Material Capital Structure or Business Alteration. Without prior written consent of Bank,
(i) a material alteration in the kind or type of Borrower's business or that of its Subsidiaries or Affiliates, if any; (ii) the acquisition of substantially all of Borrower's, any Subsidiary's, any Affiliate's, or guarantor's business or assets, or a material portion (10% or more) of such business or assets if such a sale is outside Borrower's, any Subsidiary's any Affiliate's or any guarantor's, ordinary course of business, or more than 50% of its outstanding stock or voting power in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should any Borrower, Subsidiary, Affiliate, or guarantor enter into any merger or consolidation.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower's accounts without notice. Acceleration Upon Default. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

AUTOMATIC DEBIT OF CHECKING ACCOUNT FOR LOAN PAYMENT. Borrower authorizes Bank to debit its demand deposit account number __________________ or any other account with Bank (routing number 021200025) designated in writing by Borrower, beginning January 1, 1999 for any payments due under this Note. Borrower further certifies that Borrower holds legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said ownership.

LOAN AGREEMENT. This Note is the Equipment Advance Note referred to in that certain Loan Agreement between Bank and Borrower dated March 17, 1993, as amended by First Amendment to Loan Agreement and Confirmation of Guaranties, dated as of March 10, 1995, Second Amendment to Loan Agreement and Confirmation of Guaranties, dated as of June 22, 1996, Third Amendment and Supplemental Loan Agreement dated as of November 1, 1996, Fourth Amendment to Loan Agreement dated as of June 30, 1997 and by Fifth Amendment to Loan Agreement dated even date herewith (such loan agreement, as so amended and as further modified from time to time, the "Loan Agreement"), and, accordingly, is subject to all of the terms and conditions set forth therein and guaranteed, secured and otherwise supported by each of the Loan Documents referred to therein.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Bank first shown above is located without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Borrower's Accounts. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank first shown above is located. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Advances. Bank in its sole discretion may make other Advances under this Note pursuant hereto. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

SPECIAL RULES. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et. seq. Of the Arbitration

Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

PRESERVATIONS AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

ATTEST:                            TRANSFER PRINT FOILS, INC.
                                   Taxpayer Identification Number: 22-2242528


By:___________________________     By:_________________________________
     Name: CORPORATE                  Arthur Karmel, Chief Financial Officer
             SEAL

                                   EXHIBIT "B"
                                 PROMISSORY NOTE
                                (Line of Credit)


$3,000,000.00                                              October 1, 1998

Transfer Print Foils, Inc.
9 Cotters Lane
East Brunswick, New Jersey 08816
(Individually and collectively "Borrower")

First Union National Bank
765 Broad Street
Newark, New Jersey 07102
(Hereinafter referred to as the "Bank")

RENEWAL/MODIFICATION. This Promissory Note renews, extends and/or modifies that certain Promissory Note dated December 31, 1997, evidencing an original principal indebtedness of $3,000,000.00. This Promissory Note is not a novation.

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Three Million and No/100 Dollars ($3,000,000.00) or such sum as may be advanced and outstanding from time to time with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan, Documents, including, but not limited to, personal property collateral described in that certain Security Agreement dated August 31, 1997, as the same has been amended, modified and confirmed from time to time.

INTEREST RATE. Interest shall accrue or the unpaid principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus 2.25% as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate ("Interest Rate"). "LIBOR Market Index Rate", for any day, is the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (declined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Interest Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION. (Actual/360). Interest and fees, if any, shall be computed on the bases of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding that of the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only commencing on October 1, 1998, and on the last day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on September 30, 1999.

AVAILABLE FEE. Borrower shall pay to Bank quarterly an availability fee equal to
 .25% per annum on the average daily unused available principal under this Note for the preceding calendar quarter or portion thereof.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

LOAN DOCUMENTS AND OBLIGATIONS. The term "Loan Documents" used in this Note and other Loan Documents refers to all documents executed in connection with the loan evidenced by this Note, and any prior notes which evidence all or any portion of the loan evidenced by this Note, including, without limitation, the Loan Agreement (referred to below) and each of the "Loan Documents" referred to therein, and may also include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. 101).

The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements as defined in 11 U.S.C. 101 between Borrower and Bank whenever executed.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

If this Note is secured by owner-occupied residential real property located outside the state in which the office of Bank first shown above is located, the late charge laws of the state where the real property is located shall apply to this Note and the late charge shall be the highest amount allowable under such laws. If no amount is stated thereunder, the late charge shall be 5% of each payment past due for 10 or more days.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein; "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower). Cessation; Bankruptcy. The death of, appointment of guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. Material Capital Structure or Business Alteration.Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower's business or that of Borrower's Subsidiaries or Affiliates, if any;
(ii) the sale of substantially all of the business or assets of Borrower, any of Borrower's Subsidiaries or

Affiliates or guarantor or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower's Subsidiaries or Affiliates or any guarantor or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should Borrower, or any of Borrower's Subsidiaries or Affiliates or guarantor enter into any merger or consolidation.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower's accounts without notice. Acceleration Upon Default. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

AUTOMATIC DEBIT OF CHECKING ACCOUNT FOR LOAN PAYMENT. Borrower authorizes Bank to debit its demand deposit account number _______________________ or any other account with Bank (routing number 02100025) designated in writing by Borrower, beginning September 30, 1998 for any payments due under this Note. Borrower further certifies that Borrower holds legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said ownership.

LOAN AGREEMENT. This Note is the Line Note referred to in that certain Loan Agreement between Bank and Borrower dated March 17, 1993, as amended by First Amendment to Loan Agreement and Confirmation of Guaranties, dated as of March 10, 1995, Second Amendment to Loan Agreement and Confirmation of Guaranties, dated as of June 22, 1996, Third Amendment and Supplemental Loan Agreement dated as of November 1, 1996, Fourth Amendment to Loan Agreement dated as of June 30, 1997 and by Fifth Amendment to Loan Agreement dated even date herewith (such loan agreement, as so amended and as further modified from time to time, the "Loan Agreement"), and accordingly, is subject to all of the terms and conditions set forth therein and guaranteed, secured and otherwise supported by each of the Loan Documents referred to therein.


FINANCIAL STATEMENTS. Borrower shall deliver to Bank all financials statement and other information required to be furnished pursuant to the Loan Agreement.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including, without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

FINANCIAL COVENANTS. Borrower agrees that from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower shall observe and perform all of the covenants (affirmative, negative, financial and otherwise) set forth in the Loan Agreement.

LINE OF CREDIT ADVANCES. Borrower may borrow, repay and reborrow, and Bank may advance and readvance under this Note respectively from time to time until the maturity hereof (each an "Advance" and together the "Advances"), so long as the total indebtedness outstanding at any one time does not exceed the principal amount stated on the face of this Note. Bank's obligation to make Advances under this Note shall terminate if Borrower is in Default or a representation in any of the Loan Documents is false or has become false. As of the date of each proposed Advance, Borrower shall be deemed to represent that each representation made in the Loan Documents is true as of such date. 30-Day Payout.During the term of the Note, Borrower agrees to pay down the outstanding balance to a maximum of $100.00 for 30 consecutive days annually.

WAIVER AND AMENDMENTS. No waiver, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be under liable under the Note or other Loan Documents and without affecting the liability of Borrower or any person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the state named in Bank's address shown above without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Borrower's

Accounts. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address shown above Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Advances. Bank in its sole discretion may make other Advances under this Note pursuant hereto. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. Each Borrower is jointly and severally obligated under this Note. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration conducted by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from loan documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to dispute under or related to swap agreements.

All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be conducted within 90 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set in Rule 51 et. seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00.

Arbitrators shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or State substantive law except as provided herein.

PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale: (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

WAIVER OF JURY TRIAL. BANK AND BORROWER ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

                       TRANSFER POINT FOIL, INC.
                       Taxpayer Identification Number: 22-2242528


CORPORATE            By:_______________________________________
SEAL                     Arthur Karmel, Chief Financial Officer

                              GUARANTORS AGREEMENT

     THIS GUARANTORS AGREEMENT, dated as of October 1, 1998, by HOLOPAK TECHNOLOGIES, INC., a Delaware corporation ("HoloPak") and ALUBEC INDUSTRIES, INC., a corporation organized under the laws of Quebec, Canada ("Alubec," and together with HoloPak, the "Guarantors"), for the benefit of FIRST UNION NATIONAL BANK (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Bank has previously extended credit to TRANSFER PRINT FOILS, INC., a New Jersey corporation (the "Borrower"), pursuant to a certain Loan Agreement, dated March 17, 1993, as amended by First Amendment to Loan Agreement and Confirmation of Guaranties, dated as of March 10, 1995 (the "First Amendment"), Second Amendment to Loan Agreement and Confirmation of Guaranties, dated June 28, 1996 (the "Second Amendment"), Third Amendment and Supplement to Loan Agreement, dated as of November 1, 1996 (the "Third Amendment") Fourth Amendment to Loan Agreement dated as of June 30, 1997 (the "Fourth Amendment"; the Loan Agreement, as amended by the First Amendment, Second Amendment, the Third Amendment and Fourth Amendment, the "Loan Agreement"); and

     WHEREAS, HoloPak executed a Guaranty, dated March 17, 1993, guaranteeing to the Bank the payment and performance of the Borrower's indebtedness and obligations under the Loan Agreement (the "HoloPak Guaranty"), which guaranty was confirmed under the First Amendment, the Second Amendment and Fourth Amendment;

     WHEREAS, Alubec executed a Guaranty, dated March 17, 1993, guaranteeing to the Bank the payment and performance of the Borrower's indebtedness and obligations under the Loan Agreement (the "Alubec Guaranty"; together with the HoloPak Guaranty, the "Guaranties"), which guaranty was confirmed under the First Amendment, the Second Amendment and Fourth Amendment;

     WHEREAS, the Borrower and the Bank have agreed to enter into a certain Fifth Amendment to Loan Agreement, of even date herewith (the "Fifth Amendment"), on the terms and subject to the conditions set forth therein; and

     WHEREAS, it is a condition precedent to the agreements of the Bank under the Fifth Amendment that the Guarantors shall have executed and delivered to the Bank this Guarantors Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations and warranties, covenants and agreements set forth herein, each of the Guarantors covenants and agrees for the benefit of the Bank as follows:

     1. Definitions. Unless otherwise defined, capitalized terms used herein shall have the meanings set forth in the Fifth Amendment. The term "Obligations" shall have the meaning set forth in the Guaranties, as confirmed herein.

     2. Affirmation of Guaranties. Each of the Guarantors affirms its respective obligations under the Guaranties. Each of the Guarantors acknowledges and agrees that the Guaranties are their respective valid and binding obligations, enforceable against them in accordance with their terms, and that, as of the date hereof, there are no claims, set-offs or defenses to their respective obligations under the Guaranties. For the avoidance of doubt, the Guarantors affirm, acknowledge and agree that the Obligations include, but are not limited to, all such obligations and indebtedness arising under or in connection with the Line of Credit and Equipment Term Loan, as contemplated pursuant to the Fifth Amendment.

     3. Consent to Amendment. Each of the Guarantors consents to the amendments to the Loan Agreement set forth in the Fifth Amendment and agrees that the Guaranties shall continue and apply with full force and effect to the Obligations of the Borrower to the Bank as amended and supplemented as set forth in the Fifth Amendment.

     4. Reaffirmation of Security Interest and Liens. Each of the Guarantor acknowledges and agrees that the security interests and other liens granted to the Bank in the collateral described in the Amended and Restate Security Agreement dated as of June 30, 1997 of HoloPak and the Hypothec on Additional Moveable Property dated as of June 30, 1997 of Alubec (together, the "Security Agreements") given in each case in favor of the Bank are and remain valid and first priority liens on the assets subject thereto. Each of the Guarantors further represents and warrants that there are no claims, set-offs or defenses to the Bank's exercise of any rights or remedies available to it as a creditor in realizing upon such collateral under the terms and conditions of the Loan Documents. Each of the Guarantors further acknowledges that the obligations secured by and under the Security Agreements include, but are not limited, all such obligations of each of the Guarantors related to the Line of Credit and the Equipment Term Loan, as contemplated pursuant to the Fifth Amendment.

     5. Affirmation of Representations, Warranties and Covenants. Each of the Guarantors hereby reaffirms the representations, warranties and covenants made by it in the Guaranties and the other Loan Documents as fully and completely as if set forth herein at length, and agrees that all of such representations and warranties are true, correct and complete on the date hereof (other than representations, warranties and covenants which expressly speak only as of a different date), and that all of such covenants remain in full force and effect on the date hereof. In addition, each of the Guarantors represents and warrants to the Bank that the principal amount outstanding as of the date hereof under
(a) the Term Loan is $945,000 plus accrued and unpaid interest and late charges, if any, and (b) the Line of Credit is $500,000 (without giving effect to the conversion of the Equipment Advance pursuant to the Fifth Amendment) plus accrued and unpaid interest and late charges, if any.

     6. Successors and Assigns. This Guarantors Agreement shall be binding upon the parties hereto and their respective successors and assigns.

     7. Counterparts. This Guarantors Agreement may be executed in any number of counterparts, and each party hereto may execute this Guarantors Agreement by executing any such counterpart, each of which shall be deemed to be an original but all of which counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Guarantors Agreement the day and year first above-written.

                                      HOLOPAK TECHNOLOGIES, INC.

                                      By:____________________________
                                      Name: Arthur Karmel
                                      Title:    Chief Financial Officer

                                      ALUBEC INDUSTRIES, INC.

                                      By:_____________________________
                                      Name: Arthur Karmel
                                      Title:    Chief Financial Officer

                                                                     Exhibit "D"

[This form is required when loan documents are signed outside the State of Florida which will, following closing, bestored in Florida, in particular C&I and Private Client loans in GA, NY, NJ and CT.]

                                  CERTIFICATION


Reference:$500,000 Equipment Term Loan and $3,000,000 Line of Credit
Borrower: Transfer Print Foils, Inc.

Two (2) separate Promissory Notes each dated October 1, 1998, in the principal amounts of $500,000 and $3,000,000, respectively

The undersigned each hereby certify that the promissory notes and related loan documents evidencing the above referenced loans have been executed by the Borrower and delivered to the Bank in the State of New Jersey.

Date October 1, 1998.


Borrower:                               Bank:

Transfer Print Foils, Inc.              First Union National Bank



By_______________________________           By _____________________________
Arthur Karmel, Chief Financial Officer      Robert Cerny